Exhibit (q)
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D on behalf of each of them, including any amendments thereto.
This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
Date: November 10, 2005

DIAGEO PLC
By:	/s/ John Nicholls
	Name:	John Nicholls
	Title:	Deputy Company Secretary

DIAGEO BRANDS HOLDINGS B.V.
By:	/s/ M.C.T.M. Gerichhausen
	Name:	M.C.T.M. Gerichhausen
	Title:	Director

By:	/s/ Andrew Peter Bottomley
	Name:	Andrew Peter Bottomley
	Title:	Director

DIAGEO HOLDINGS NETHERLANDS B.V.
By:	/s/ M.C.T.M. Gerichhausen
	Name:	M.C.T.M. Gerichhausen
	Title:	Director

By:	/s/ Andrew Peter Bottomley
	Name:	Andrew Peter Bottomley
	Title:	Director